Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
3683371 Canada, Inc.	Canada
Action Computer Supplies Limited (Dormant)	United Kingdom
Action Ltd. (Dormant)	United Kingdom
BlueMetal Architects, Inc.	Delaware
Calence, LLC	Delaware
Calence Physical Security Solutions, LLC	Arizona
Computers by Post Limited (Dormant)	United Kingdom
Docufile Limited (Dormant)	United Kingdom
DSI Data Systems International Limited (Dormant)	United Kingdom
Insight Technology Solutions s.r.o.	Czech Republic
Frasier Associates plc (Dormant)	United Kingdom
Insight Australia Holdings Pty Ltd	Australia
Insight Canada Holdings, Inc.	Arizona
Insight Canada Inc.	Ontario
Insight Consulting Services, LLC	Arizona
Insight Data Technologies Ltd	Ireland
Insight Deutschland GmbH & Ko KG (Dormant)	Germany
Insight Development Corp Limited (Dormant)	United Kingdom
Insight Direct (GB) Limited (Dormant)	United Kingdom
Insight Direct (UK) Limited	United Kingdom
Insight Direct Canada, Inc.	Canada
Insight Direct Services Limited (Dormant)	United Kingdom
Insight Direct USA, Inc.	Illinois
Insight Direct Worldwide, Inc.	Arizona
Insight Enterprises Australia Pty Limited	Australia
Insight Enterprises BV	Netherlands
Insight Enterprises CV	Netherlands
Insight Enterprises UK, Ltd.	United Kingdom
Insight Enterprises Holdings BV	Netherlands
Insight Enterprises Hong Kong	Hong Kong
Insight Enterprises Netherlands BV	Netherlands
Insight Enterprises (NZ) Limited	New Zealand
Insight Enterprises (Shanghai) Co. Ltd	China
Insight Holding (Deutschland) GmbH (Dormant)	Germany
Insight Marketing GmbH (Dormant)	Germany
Insight Networking Solutions Ltd	United Kingdom
Insight North America, Inc.	Arizona
Insight Public Sector, Inc.	Illinois
Insight Receivables Holding, LLC	Illinois
Insight Receivables, LLC	Illinois
Insight Stadium Services, LLC (Dormant)	Arizona
Insight Technology Solutions AB	Sweden
Insight Technology Solutions AG	Switzerland
Insight Technology Solutions ApS	Denmark
Insight Technology Solutions BVBA (Dormant)	Belgium
Insight Technology Solutions GmbH	Austria
Insight Technology Solutions GmbH	Germany

Exhibit 21

Insight Technology Solutions, Inc.	Delaware
Insight Technology Solutions LLC	Russia
Insight Technology Solutions NUF	Norway
Insight Technology Solutions Oy	Finland
Insight Technology Solutions Pte Ltd	Singapore
Insight Technology Solutions SAS	France
Insight Technology Solutions S.L.	Spain
Insight Technology Solutions SRL	Italy
Insight UK Acquisitions Limited (Dormant)	United Kingdom
Minx Limited (Dormant)	United Kingdom
PC Wholesale Ltd (Dormant)	United Kingdom
Pulse Building Limited (Dormant)	United Kingdom
Software Spectrum Holdings Limited (Dormant)	United Kingdom
Software Spectrum Limited (Dormant)	United Kingdom
Software Spectrum Services BV (Dormant)	Netherlands
SSI Britain Limited (Dormant)	United Kingdom